Exhibit 4.6

The corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. THIS IS TO CERTIFY THAT * * is/are the registered owner(s) of * *Shares of the CLASS B COMMON STOCK of Airbnb, Inc. I transferable only on’ the books of the Corporation by the ) hereof in’ person or by Attorney, upon surrender of this Certificate properly endorsed. : : · ‘ , . · . : · . ! / IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by its duly authorized officers this day of C5 SEE REVERSE SIDE FOR RESTRICTIVE LEGENDS BARON CORPORATE SUPPLIES

For value Received, .hereby sell, assign and transfer unto . Shares of the Common Stock of the within named Corporation, represented by the within Certificate and do hereby irrevocably constitute and appoint Attorney to transfer the said shares of said Common Stock on the books of the said Corporation, pursuant to the provisions of the By~ Laws thereof, with full powers of substitution in the premises. Dated . A.D. •    . In Presence of: